UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 30, 2009
DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 2, 2009, Diebold, Incorporated (the “Company”) announced that Bradley C. Richardson has been named Executive Vice President and Chief Financial Officer of the company, effective November 23, 2009. Prior to joining the Company, Mr. Richardson had served as Chief Financial Officer of Modine Manufacturing Company, an auto, heavy-duty parts and specialty heating and air conditioning manufacturer based in Racine, Wisconsin, since 2003, and most recently was its Executive Vice President, Corporate Strategy and Chief Financial Officer. Prior to joining Modine Manufacturing, Mr. Richardson spent more than 20 years with BP Amoco Company, a petroleum and chemical company, in a variety of senior financial and international operational positions. Mr. Richardson is 51 years old.
Under the employment arrangement agreed to with the Company, Mr. Richardson is entitled to receive an annual base salary of $485,000, and he will be entitled to receive annual cash incentive compensation under the Company’s Annual Cash Bonus Plan equal to 30% of base salary at threshold, 75% at target and 150% at maximum; provided that in 2010 only, he shall receive a prorated payout for 2009 performance based upon the greater of target or actual results. The board of directors of the Company has also approved the following grants to Mr. Richardson under the Company’s Amended and Restated 1991 Equity and Performance Incentive Plan:
•	performance share award of 7,500 shares at target, prorated for the 2009-2011 performance period;

•	nonqualified stock option award exercisable for 30,000 shares of common stock, vesting over a four-year period at the rate of 25% per year, with an exercise price equal to the closing price of the Company’s common stock on the date of grant; and

•	an award of 12,500 restricted stock units, with a three-year cliff vest.
Additionally, Mr. Richardson will receive a one-time signing bonus equal to, at his option, either $250,000 in cash or the equivalent of $300,000 of restricted stock units, with a three-year cliff vest. Finally, Mr. Richardson will be eligible to participate in the Company’s 401(k) Supplemental Executive Retirement Plan and 401(k) Restoration Supplemental Executive Retirement Plan, and he shall also receive other executive perquisites including a vehicle allowance, financial planning benefits and relocation assistance.
A copy of the press release, dated November 2, 2009, announcing the appointment is attached as Exhibit 99.1.
Upon the effective date of Mr. Richardson’s appointment as Executive Vice President and Chief Financial Officer of the Company, Leslie A. Pierce, Vice President and Corporate Controller and Interim Chief Financial Officer of the Company, will cease acting as the Company’s principal financial officer but will remain the Company’s principal accounting officer as Vice President and Corporate Controller.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	News Release of Diebold, Incorporated dated November 2, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED
Date: November 2, 2009	By:	/s/Chad F. Hesse
Chad F. Hesse
Senior Corporate Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	News Release of Diebold, Incorporated dated November 2, 2009.